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                                                                   Exhibit 10.33

                          REVERSE FRANCHISE CATASTROPHE
                           EXCESS OF LOSS REINSURANCE

                  (hereinafter referred to as the "Agreement")


                                     between



                    TRENWICK AMERICA REINSURANCE CORPORATION
                              Stamford, Connecticut

                   (hereinafter referred to as "the Company")




                                       and




                             SUBSCRIBING REINSURERS
              AS PER THE ATTACHED INTERESTS & LIABILITIES AGREEMENT

                  (hereinafter referred to as "the Reinsurers")

ARTICLE I - BUSINESS COVERED

The Reinsurers will indemnify the Company, subject to the limits set forth in the Retention and Limit Article for any loss or losses occurring during the term of this Agreement. This Agreement shall cover all Original Contracts underwritten by the Company and classified by the Company as Property Reinsurance Business Assumed, including the Property portions of Multi-Line Business and Workers Compensation and/or Employers Liability losses arising from one or more of the following perils: Fire, Lightening, Explosion, Structural Collapse, Windstorm, Hail, Flood, Seismic Activity, Volcanic Eruption, Collision, Riots and Strikes, Civil Commotion, or Malicious Mischief, and any Physical Damage and/or Consequential Loss Coverage contingent thereon effected by an insured on behalf of another party.

All reinsurance for which the Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective original contracts of the Company to which this Agreements applies. Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

ARTICLE II - TERM

This Agreement will apply to all losses occurring during the 12-month term incepting at 12:01 a.m. Eastern Standard Time on April 1, 1997.

Notwithstanding the expiration of this Agreement as hereinabove provided, its provisions will continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

ARTICLE III - EXTENDED TERMINATION

Should this Agreement expire while a loss occurrence covered hereunder is in progress, subject to the other conditions of this Agreement, the Reinsurers will indemnify the Company as if the entire loss occurrence had arisen during the term of this Agreement, and provided that no part of said loss occurrence is claimed against any renewal of this Agreement.

ARTICLE IV - TERRITORY

The territorial limits of this Agreement shall only cover losses occurring in the United States of America, the District of Columbia and Canada.

ARTICLE V - EXCLUSIONS

No reinsurance indemnity will be afforded under this Agreement for:
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A        Loss or damage directly caused by war and/or civil war, but this exclusion will not apply to business written in accordance with the Market War and/or Civil War Exclusion Agreement.

B Any loss or liability accruing to the Company directly or indirectly and whether as insurer or reinsurer from any pool of insurers or reinsurers formed for the purposes of covering Atomic or Nuclear Energy Risks.

C        Nuclear risks as defined in the following:

         1 Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters Non-Marine Association.

         2 Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters Non-Marine Association.

         3 Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. & Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters Non-Marine Association.

         4 Nuclear Incident Exclusion Clauses - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance (U.S.A. and Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters Non-Marine Association.

D        Financial Guarantee, Insolvency, or Credit Business.

E        Fidelity and Surety.

F        Reinsurance of Coastal Pools when written as such.

G        Life business, other than Accidental Death and Dismemberment.

H        Aviation, Aerospace, and Satellite business.

I        Casualty business, except as set forth in the Coverage Article.

J        Hail damage to growing or standing crops.

K        Banking or Funding Plans.

L Loss or liability excluded by the Insolvency Funds Exclusion Clause attached to this Agreement.
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M        Reinsurance assumed on an excess of loss and/or pro rata reinsurance basis issued in the name of and for the account of a Lloyd's Syndicate or of an insurance or reinsurance company, whether such liability is accepted either directly or under any form of reinsurance from other insurers and/or reinsurers, and all such liability is excluded from the protection of this Reinsurance and cannot be taken into account in arriving at the amount in the excess of which this Reinsurance attaches or the ultimate net loss sustained by the Company.

N All losses sustained by the Company howsoever and wheresoever arising including all Business Interruption, Consequential Loss and/or other contingent losses proximately caused by a peril insured in respect of the Company's exposures from:

         1 All marine business when written as such; however, not to exclude such exposures if they emanate from a multi-line insurance contract and/or policy.

         2 All Offshore exposures arising from business of any description connected with the oil and/or gas and/or sulphur and/or uranium exploration and production industries in all their phases and including all associated support and/or service industries.

                  "Offshore" will be defined as:

                  (a) That area encompassing locations covered by oceans or seas in which water ebbs and flows and/or

                  (b) Other navigable waters or waterways which will mean any water which is in fact navigable by ships or vessels, whether or not the tide ebbs and flows there, and whether or not there is a public right of navigation on that water.

O Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 500 feet of the insured premises; however, public utilities extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitter's or distributor's policy.

P        Auto Collision.

The exclusions set forth above will not apply where the Company is obliged to provide coverage by reason of membership in any state plan, pool, facility, joint underwriting association or similar involuntary participation.

The Company may submit to the Reinsurers for special acceptance hereunder, business not covered by this Agreement. If said business is accepted by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance.

ARTICLE VI - DEFINITIONS

The following words and phrases used in this Agreement will have the indicated meanings:

A "Original Contracts" as used in this Agreement will mean any and all policies, binders, certificates, acceptances, contracts, or agreements of reinsurance, whether written or oral.

B "Loss occurrence" as used in this Agreement will mean all losses arising out of or following one event. As regards aggregate and/or stop loss original contracts assumed by the Company, the proportion of such loss or losses that forms part of the Company's ultimate net loss under this Agreement will be the proportion of the whole aggregate recovery that the original reinsured's individual catastrophe loss bears to its total losses used in arriving at aggregate excess recoveries.

C "Ultimate Net Loss" as used in this Agreement will mean the actual loss or losses sustained by the Company both as regards the original contracts and this Agreement, including 80% of any extra contractual obligations incurred by the Company, on its net retained liability after making deductions for all recoveries, salvages, and all reinsurance (other than underlying reinsurance) whether collectible or not. Ultimate net loss will cover loss expense incurred by the Company (both as regards the original contracts and this Agreement) and arising from the settlement of claims, including interest and court costs incurred in investigation, adjustment, and litigation and a pro rata share of salaries and expenses of the field adjusters of the original reinsured and the Company while adjusting such claims, and expenses of other employees of the original reinsured and the Company who have been temporarily diverted from their normal and customary duties as a result of such claims. However, both salaries of other employees and office expenses of the original reinsured and Company will be excluded.

         All salvage, recoveries, or reinsurance payments received subsequent to any loss settlement hereunder will be applied as if received prior to the settlement, and all necessary adjustments will be made by the parties hereto. Nothing in this definition, however, should be construed to mean that losses under this Agreement are not recoverable until the Company's ultimate net loss has been ascertained.

ARTICLE VII - RETENTION AND LIMIT

No claim will be made hereunder unless the Company has first sustained an ultimate net loss in excess of $1,000,000 each and every loss occurrence. The Reinsurers will then be liable for the amount of ultimate net loss in excess of $1,000,000 each and every loss occurrence,
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but the limit of liability of the Reinsurers will not exceed $2,000,000 with respect to each and every loss occurrence in all.


ARTICLE VIII - NET RETAINED LIABILITY

In computing the amount or amounts in excess of which this Agreement attaches, only a loss or losses in respect to that portion of any reinsurance that the Company retains net for its own account will be included. The amount of the Reinsurers' liability hereunder with respect to any loss or losses will not be increased by the inability of the Company to collect from any other Reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such Reinsurers or otherwise.

ARTICLE IX - RATE AND PREMIUM

For the term of this Agreement, there will be a premium hereon of $150,000 payable on April 1, plus an additional premium equal to 7.5% of all paid losses hereunder, subject to a maximum additional premium of $150,000.

The adjustment of the original premium to take into account any such paid losses hereunder shall be made at the anniversary date of this contract and each year thereafter until the losses are finally settled.

ARTICLE X - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement will extend to cover losses arising from claims related extra contractual obligations whether incurred by the original reinsured or the Company in accordance with the percent factors as set forth in the ultimate net loss definition.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

There will be no recovery hereunder for an extra contractual obligation loss that has been incurred due to fraud committed by a member of the board of directors or a corporate officer of an original reinsured or the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of an original reinsured or the Company.

The date on which any extra contractual obligation is incurred by an original reinsured or the Company will be deemed, in all circumstances to be the date of the related occurrence under the original policy. Nothing in this Article will be construed to create a separate or distinct loss occurrence apart from the original covered loss occurrence that gave rise to the extra contractual obligations discussed in the preceding paragraphs. In no event will the total limit of liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Article.

ARTICLE XI - RESERVES

         (This Article is only applicable to those Reinsurers who cannot qualify for credit by each state or governmental authority having jurisdiction over the Company's loss reserves)

As regards original contracts issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for known losses that have been reported to the Reinsurers (including loss and loss expense paid by the Company but not recovered from the Reinsurers and loss and loss expense reported and outstanding), which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such loss reserves applicable to them. The Reinsurers hereby agree that they will apply for and secure delivery to the Company of a clean, irrevocable, and unconditional Letter of Credit issued by Citibank, N.A. (or another member of the Federal Reserve System) or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurers proportion of such reserves as shown in the statement prepared by the Company. Under no circumstances will any amount relating to reserve in respect of Incurred But Not Reported losses be included in the amount of the Letter of Credit.

The Letter of Credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that it elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company by registered mail prior to any expiration in the event of nonextension.

Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A To pay the Reinsurers' share or to reimburse the Company for the Reinsurers' share of any loss reinsured by this Agreement, which has not otherwise been paid.
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B        To make refund of any sum in excess of the actual amount required to pay the Reinsurers' share of any liability reinsured by this Agreement.

C In the event of nonextension of the Letter of Credit as provided for above, to establish deposit of the Reinsurers' share of reserves for losses under this Agreement. Such cash deposit will be held in an interest bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurers.

The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual interval, or more frequently as agreed but never more frequently than semi-annually, the Company will prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurers' share of reserves for losses. If the statement shows that the Reinsurers' share of such reserves exceeds the balance of credit as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit, increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurers' share of such reserves is less than the balance of credit as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess credit by agreeing to secure an amendment to the Letter of Credit, reducing the amount of credit available by the amount of such excess credit.

ARTICLE XII - LOSS NOTICES AND SETTLEMENTS

The Company will advise the Reinsurers promptly of all losses that, in the opinion of the Company, appear to involve the Reinsurers under this Agreement and of all subsequent developments pertaining thereto that, in the opinion of the Company, may materially affect them as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, providing the Company informs the Reinsurers of such omission promptly upon discovery.

The Company will have the right to settle all claims under this Agreement. The loss settlements of the original reinsured, provided they are within the terms of the original contracts, and the loss settlements of the Company, provided they are within the terms of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's ultimate net loss retention as set forth in the Retention and Limit Article, by reason of any one loss occurrence.
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ARTICLE XIII - OFFSET

The Company and each Reinsurer hereunder will be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement.

ARTICLE XIV - SALVAGE AND SUBROGATION

The Reinsurers will be credited with their share of salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Company less expense incurred in obtaining such reimbursement or making such recovery) pertaining to the claims and settlements involving reinsurance hereunder.

Salvage and/or subrogation will always be used to reimburse the excess Reinsurers (and the Company if it carries a portion of the excess coverage net) in the reverse order of their participation in said loss before being used in any way to reimburse the Company for the loss within its primary retention. If salvage and/or subrogation is insufficient to cover the expense incurred in its recovery, the net expense (after deduction of the amount recovered, if any) will be added to ultimate net loss as will loss expense incurred by the Company prior to any reimbursement for salvage and/or subrogation.

ARTICLE XV - WARRANTIES

Claims will only be eligible for recovery hereunder if there is an original insured market loss from one event (for first party physical damage only) equal to or less than $2,000,000,000 in the U.S.A., the District of Columbia and Canada.

This loss will be determined by the stated values reported in the Property Claims Services Division or the "Insurance Facts" Handbook for U.S. losses. In the event of a market loss involving the U.S.A., the District of Columbia and Canada and countries outside the U.S.A., the District of Columbia and Canada the amount of the market loss shall be understood to mean only that part of the loss pertaining to the U.S.A., the District of Columbia and Canada.

In the event that the Property Claims Service is discontinued, or they materially change their methodology in a way that makes them unsuitable for the purposes intended, an alternative source will be used subject to the agreement of the Leading Underwriter and the Company. The final determination of the insured Market Loss shall be established 24 months after the occurrence. However, the Company shall be entitled to make provisional recovery for actual paid losses recoverable under this Agreement based on prior statements of loss by the source mentioned above.

Notwithstanding the above, the Company specifically agrees to return all claims monies received from Reinsurers hereon as soon as practicable, in respect of any loss (or losses), if

(a) finally determined at above $2,000,000,000 or equivalent in any other currency or

(b) when the reserve for such loss, as defined herein is increased to above $2,000,000,000 or equivalent in any other currency, whichever the sooner.

No loss shall attach hereunder unless the Company sustain loss from two or more original risks involved in the same loss event. For the purpose of the above, any one risk is defined as all values at one location including all business interruption and/or time element exposures whether by way of Contingent Business Interruption, Suppliers or Customers extensions.

ARTICLE XVI - DELAYS, ERRORS AND OMISSIONS

Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would have attached had such delay, error, or omission not occurred, provided always that such error or omission is rectified immediately upon discovery. The liability of the Reinsurers under this Agreement will in no event exceed the limits specified in the Retention and Limit Article, nor will the Reinsurers' liability be extended to cover any risks, perils, or classes of insurance excluded herein except as set forth in the Exclusions Article.

ARTICLE XVII - AMENDMENTS

This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers by addenda hereto, which will then constitute a part of this Agreement.

ARTICLE XVIII - ACCESS TO RECORDS

Provided that the Company has been given reasonable notice, the Reinsurers will have the right to inspect at any reasonable time, through their designated representatives, all records of the Company that pertain in any way to this Agreement.

ARTICLE XIX-INSOLVENCY

In the event of the Company's insolvency, the reinsurance under this Agreement will be payable by the Reinsurers directly to the Company, its liquidator, receiver, conservator or statutory successor on the basis of the Company's liability under the original contracts without diminution because of the Company's insolvency or because the liquidator; receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims, subject however, to the right of the Reinsurers to offset from such funds due hereunder, any sums that may be payable to it by said insolvent Company in accordance with the Offset Article

As a condition precedent to the Reinsurers foregoing obligation, however, the liquidator, receiver, conservator or statutory successor of the Company will give written notice of the pendency of a claim against the insolvent Company on the original contract or contracts reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense they may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Company solely as a result of the defense undertaken by the Reinsurers. .

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

ARTICLE XX-ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in the City in which the Company's Head Office is located unless otherwise agreed.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Lloyd's Underwriters. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. In the event that either party should fail to choose an arbitrator within thirty (30) days following a written request by the other party to enter upon arbitration, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. In the event the two arbitrators fail to agree on an umpire either party shall have the right to submit the matter to the American Arbitration Association in effect at that time.

Each party shall present its case to the arbitrators within sixty (60) days following the date of their appointment. The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this clause and communications shall be made by the Company to each of the reinsurers constituting the one party, provided, however, that nothing shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Agreement from several to joint. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

ARTICLE XXI - TAXES

The Company will pay all taxes (except Federal Excise Tax) on premiums reported to the Reinsurers on this Agreement.

ARTICLE XXII - FEDERAL EXCISE TAX

(This Article applies to Reinsurers domiciled outside the United States of America, excepting Lloyd's of London Underwriters and other Reinsurers exempt from Federal Excise Tax.)

The Reinsurers will allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium, the Reinsurers will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent will recover such tax from the United States Government.

ARTICLE XXIII - CURRENCY

The use of the sign "$" in this Agreement is in reference to United States of America Dollars. Therefore, premiums due the Reinsurers and loss payments due the Company hereunder will be in United States of America Dollars.

ARTICLE XXIV - SERVICE OF SUIT

(This Article applies to those Reinsurers domiciled outside the United States of America as well as those Reinsurers unauthorized in the Company's state of domicile. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers' right to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and

Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurers' behalf in the event such a suit is instituted.

Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office( as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE XXV - INTERMEDIARY

Ballantyne, McKean and Sullivan Limited., are hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communication (including, but not limited to, notices, statements, premiums, return premiums, losses, loss adjustment expenses, salvages and loss settlements) relating thereto shall be transmitted to the Reinsurers or the Company through Ballantyne, McKean and Sullivan Limited., Latham House, 16 Minories, London EC3N 1AX. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                                             Our Ref : 973676005

                       INTERESTS AND LIABILITIES AGREEMENT

                                     to the

                          REVERSE FRANCHISE CATASTROPHE
                           EXCESS OF LOSS REINSURANCE

                  (hereinafter referred to as the "Agreement")

                                     between

                    TRENWICK AMERICA REINSURANCE CORPORATION
                              STAMFORD, CONNECTICUT

                   (hereinafter referred to as the "Company")

                                       and

                     CERTAIN INSURANCE/REINSURANCE COMPANIES
                  (hereinafter referred to as "the Reinsurers")

This Agreement shall be effective at 12.01 a.m. Eastern Standard Time, 1st April, 1997, and shall remain in force until terminated in accordance with the provisions of the attached Agreement.

The share of the Reinsurers in the Interests and Liabilities of the Reinsurers' in respect of the said Agreement shall be separate and apart from the shares of the other Reinsurers' to the said Agreement, and the Interests and Liabilities of the Reinsurers shall not be joint with those of the other Reinsurers' and in no event shall the Reinsurers participate in the Interests and Liabilities of the other Reinsurers'.

The Reinsurers shall have a 66.67 % share of this Agreement.

IN WITNESS WHEREOF, the Reinsurers hereon, by their respective duly authorized officer, has executed this Agreement as of the date undermentioned.

Signed in                     this                      day of        ,1997

For and on behalf of:                                TRENWICK AMERICA
                                                     REINSURANCE CORPORATION

                                                     --------------------------

and in                     this              day of              ,1997

For and on behalf of:                      CERTAIN INSURANCE/REINSURANCE
                                           COMPANIES (as per schedule attached)


                                           -----------------------------------